UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 7, 2019

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	--	--

1 Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated as of August 29, 2018), the Preferred Share Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Share Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events

On July 19, 2019, TSR, Inc. (the “Company”) announced that it had rescheduled the 2018 annual meeting of stockholders of the Company (the “2018 Annual Meeting”), originally scheduled for November 28, 2018, to September 13, 2019. As previously disclosed, the Board of Directors of the Company (the “Board”) previously postponed the 2018 Annual Meeting in light of the actions of what the Company believes is a group of stockholders consisting of Zeff Capital, L.P. (“Zeff”), QAR Industries, Inc. (“QAR”) and Fintech Consulting, LLC (“Fintech”) (each, an “Insurgent” and, collectively, the “Insurgent Group”), seeking to effectuate a “creeping takeover” of the Company. The Company believes the Insurgent Group’s coordinated activities violated the disclosure and anti-fraud requirements of the federal securities laws under Sections 13(d) and 14(a) of the Securities Exchange Act of 1934, as amended, and the related rules and regulations promulgated by the Securities and Exchange Commission. The Company believes the Insurgent Group took these actions in order to subvert public stockholder protections and deprive TSR’s stockholders of accurate information regarding the Insurgent Group and its intentions, in violation of TSR’s shareholders’ statutory right to full and fair disclosure and to cast an informed vote at the 2018 Annual Meeting.

On August 6, 2019, the Company filed its preliminary proxy statement for the upcoming 2018 Annual Meeting providing for, among other things, the election of Class I Directors. On August 7, 2019, Zeff filed a competing preliminary proxy statement purporting to nominate directors (the “Zeff Nominees”) for election and proposing stockholder proposals (the “Zeff Proposals”). The Board has carefully considered each of the Zeff Nominees and Zeff Proposals in accordance with the due exercise of their fiduciary duties and has determined each is not in the best interests of the Company and its stockholders.

In addition, on August 7, 2019, Zeff filed a verified complaint against the Company in the Court of Chancery of the State of Delaware (the “Chancery Court”) seeking to compel the Company to hold an annual meeting of its stockholders for the purpose of electing directors. The Complaint requests that the Chancery Court compel the Company to hold an annual meeting of stockholders on September 13, 2019, or on a date promptly thereafter, and requests the Chancery Court to direct the Company to take all necessary actions to ensure that Class I and Class III directors are subject to election at the upcoming annual meeting of stockholders of the Company.

The Company believes the allegations in the Complaint suggesting that multiple classes of directors are subject to election at the 2018 Annual Meeting are without merit and intends to defend the lawsuit vigorously.

Information Concerning Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date of this report, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including the Company’s ability to hold an annual meeting of stockholders on September 13, 2019 consistent with the Company’s plan of compliance and the terms of Nasdaq’s extension of the time in which the Company must regain compliance with the Annual Meeting Rule, and other risks and uncertainties set forth in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Senior Vice President and Chief Financial Officer

Date: August 9, 2019

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